UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc.

November 1, 2023

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 1, 2023, we held our annual meeting of stockholders. The following matters were submitted to our stockholders for consideration (all of which were set forth in our definitive proxy statement on Schedule 14A filed with the SEC on September 22, 2023):

Proposal 1: To elect five nominees to the Board of Directors to serve for one year.

Proposal 2: To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

Proposal 3: To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our executive officers.

Proposal 4: To approve an amendment to our 2018 Omnibus Equity Compensation Plan increasing the total number of shares reserved for issuance thereunder and the number of shares available for issuance as incentive stock options.

Proposal 5: To ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2023.

As of September 12, 2023, the record date for the annual meeting, there were outstanding 21,752,304 shares of common stock entitled to 21,752,304 votes at the annual meeting, 170,332 shares of Series 1 Preferred Stock entitled to 225,231 votes at the annual meeting, and 21,952 shares of Series 2 Preferred Stock entitled to 5,845,695 votes at the annual meeting, for a total of 27,823,230 voting shares. At the annual meeting, holders of 18,340,013 shares of voting stock were present in person or represented by proxy. The full voting results were as follows:

1.  Election of directors. Our stockholders elected the five nominees listed in our definitive proxy statement to serve on our board of directors for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders. The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Howard S. Dvorkin	14,937,158	64,523	3,338,332

James D. Allen	14,293,849	707,832	3,338,332

Sean Hinze	14,937,882	63,799	3,338,332

Thomas O. Katz	13,938,232	1,063,449	3,338,332

T. Scott King	14,293,557	708,124	3,338,332

2.  Approval, on a non-binding basis, of the compensation paid to our named executive officers. Our stockholders voted for the approval, on an advisory, non-binding basis, of our compensation paid to our named executive officers in 2022. The results of voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

14,809,238	109,197	83,246	3,338,332

3.  Approval, on a non-binding basis, of the frequency of future advisory votes on the compensation paid to our named executive officers (whether once every year, every two years or three years). Our stockholders voted for the approval, on an advisory, non-binding basis, of the frequency of future advisory votes on the compensation paid to our named executive officers to be held every year. The results of voting were as follows:

Every Year	Every Two Years	Every Three Years	Votes Abstained	Broker Non-Votes

14,920,515	3,029	21,848	56,289	3,338,332

4.  Approval of an amendment to the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan increasing the total number of shares reserved for issuance thereunder. Our stockholders voted for the approval of the amendment to the 2018 Omnibus Equity Compensation Plan. The results of voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

13,679,449	1,307,267	14,965	3,338,332

5.  Ratification of appointment of independent registered public accounting firm. Our stockholders ratified the appointment of Grant Thornton, LLP as our independent registered public accountants for the year ending December 31, 2023. The results of the voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

18,275,590	13,110	51,313	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Dated: November 1, 2023	By:	/s/ H. Russell Heiser Jr.
		Name:	H. Russell Heiser Jr.
		Title:	Chief Executive Officer

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